UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.       )
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Filed by a Party other than the Registrant    □
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□    Preliminary Proxy Statement
□    Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
□    Definitive Proxy Statement
☑    Definitive Additional Materials
□    Soliciting Material Pursuant to Section 240.14a-12
Legacy Reserves LP
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The information below was included in a press release issued by the Registrant on May 4, 2016 and may be discussed on the Registrant’s earnings call on May 5, 2016.

Ongoing Proxy Process

We are currently seeking the vote of all unitholders through our 2016 proxy process. Our proxy can be found at: http://ir.legacylp.com/proxy.cfm. If you have lost your voting instructions or if you have questions about the voting process, please do not hesitate to contact our proxy solicitor, Morrow & Co., toll free at 800-662-5200. Every vote is important and we strongly encourage you to vote your units.